Exhibit 99.1

Ignite Proteomics LLC

Financial Statements

For the Year Ended December 31, 2025 and for the Period from May 30, 2024 (Inception) to December 31, 2024

IGNITE PROTEOMICS LLC

CBIZ CPAs P.C.
730 Third Avenue
11th Floor
New York, NY 10017

P: 212.485.5500

Independent Auditors’ Report

To Those Charged with Governance

Ignite Proteomics, LLC

Opinion

We have audited the financial statements of Ignite Proteomics LLC (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s deficit, and cash flows for the year ended December 31, 2025, and for the period from May 30, 2024 (inception) through December 31, 2024, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and for the period from May 30, 2024 (inception) through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audits of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 regarding the financial statements, the Company has incurred a loss and generated negative cash flow from operating activities during the period. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

CBIZCPAS.COM

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audits of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management.

●	Conclude whether conditions or events raise substantial doubt about the Company’s ability to continue as a going concern.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters.

/s/ CBIZ CPAs P.C.

New York, New York

April 6, 2026

IGNITE PROTEOMICS LLC

BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$13,228	$7
Accounts receivable, net	-	28,030
Inventory	131,435	83,897
Prepaid expenses and other current assets	112,548	70,454
Total current assets	257,211	182,388

Property and equipment, net	-	904,680

Total assets	$257,211	$1,087,068

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,485,505	$448,523
Intercompany payables	4,578,815	1,744,595
Total current liabilities	7,064,320	2,193,118

Total liabilities	7,064,320	2,193,118

Contingencies – Note 6

Member’s deficit	(6,807,109)	(1,106,050)

Total liabilities and member’s deficit	$257,211	$1,087,068

See accompanying notes to the financial statements

IGNITE PROTEOMICS LLC

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2025	For the period from May 30, 2024 to December 31, 2024

Revenues, net	$43,539	$72,050
Cost of revenues	402,063	311,832
Gross loss	(358,524)	(239,782)

Operating expenses:

General and administrative	4,594,573	2,000,901
Loss on impairment	748,101	-
Total operating expenses	5,342,674	2,000,901

Operating loss	(5,701,198)	(2,240,683)

Other income:
Interest income	139	-
Total other income	139	-

Net loss	$(5,701,059)	$(2,240,683)

See accompanying notes to the financial statements.

IGNITE PROTEOMICS LLC

STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND FOR THE PERIOD FROM MAY 30, 2024
(INCEPTION) TO DECEMBER 31, 2024

	Member’s Deficit	Total
Balance, May 30, 2024 (inception)	$-	$-

Net loss	(2,240,683)	(2,240,683)
Member’s contributions	1,134,633	1,134,633
Balance as of December 31, 2024	$(1,106,050)	(1,106,050)
Net loss	(5,701,059)	(5,701,059)
Balance as of December 31, 2025	$(6,807,109)	(6,807,109)

See accompanying notes to financial statements.

IGNITE PROTEOMICS LLC

STATEMENTS OF CASH FLOWS

	For The Year Ended December 31, 2025	For the Period from May 30, 2024 to December 31, 2024

Cash flows from operating activities:
Net loss	$(5,701,059)	$(2,240,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	156,579	139,182
Loss on impairment of property and equipment	748,101	-
Changes in operating assets and liabilities:
Accounts receivable, net	28,030	(28,030)
Inventory	(47,538)	(83,897)
Prepaid expenses and other current assets	(42,094)	20,317
Accounts payable and accrued expenses	4,871,202	2,193,118

Net increase in cash	13,221	7

Cash, beginning of period	7	-

Cash, end of period	$13,228	$7

Non-cash investing and financial activities:
Non-cash contribution from the member in the form of medical equipment	$-	$1,043,862
Non-cash contribution from the member in the form of inventory	$-	$90,771
Intercompany payables	$2,834,220	$1,744,595

See accompanying notes to the financial statements.

IGNITE PROTEOMICS LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business

Ignite Proteomics LLC (the “Company”) was formed on May 30, 2024, as a Delaware limited liability company under the Delaware Limited Liability Company Act. The Company operates the medical laboratory acquired from Theralink Technologies, Inc., provides services related to proteomic products pursuant to acquired licenses from George Mason University (“GMU”) and Vanderbilt University (“Vanderbilt”), and collects fees for services rendered. The Company has obtained credentials to bill Medicare, a third-party payer, for reimbursement of its Ignite proteomics test and is in the process of securing credentials for reimbursement from additional third-party payors. The Company generates revenue through clinical diagnostic testing, research contracts with leading academic and biopharmaceutical institutions, and participation in clinical trials and registries.

IMAC Holdings, Inc. (the “Member”) is the sole member of the Company and owns 100% of its membership interests.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as promulgated by the Financial Accounting Standards Board (“FASB”) through the Accounting Standards Codification (“ASC”).

The financial statements present the Company’s financial position and results of operations for the year ended December 31, 2025. As the Company was formed on May 30, 2024, the comparative financial information reflects the period from inception through December 31, 2024, representing approximately seven months of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to contractual insurance adjustments on revenues and expected credit losses, and impairment of long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition

The Company accounts for its revenue transactions under Financial Accounting Standards Board (“FASB”) through the Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”). In accordance with ASC Topic 606, the Company recognizes revenues when its customers obtain control of its product for an amount that reflects the consideration it expects to receive from its customers in exchange for that product. To determine revenue recognition for contracts that are determined to be in scope of ASC Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once the contract is determined to be within the scope of ASC Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when such performance obligation is satisfied.

Revenue is recognized at the point in time when the analysis report is submitted to the customer.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2025.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Additions and improvements are capitalized, while expenditures for maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in other income (expense) in the period incurred.

Property and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset group to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset group.

If the carrying amount exceeds the estimated undiscounted future cash flows, an impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset group. Fair value is generally determined using discounted cash flow analyses or other valuation techniques.

Income Taxes

The Company is a single member limited liability company that has elected to be treated as a disregarded entity for federal and applicable state tax purposes. Accordingly, all items of income, gain, loss, deduction, and credit of the Company (including, without limitation, items not subject to federal or state income tax) are treated for federal and applicable state income tax purposes as items of income, gain, loss, deduction, and credit of the Member. As a result, no income tax provision is included in the accompanying financial statements. Transactions for which tax deductibility or the timing of deductibility is uncertain are reviewed based on their technical merits in determining distribution of the Company’s income. Penalties and interest assessed by income taxing authorities, if any, are included in selling, general, and administrative expenses; however, no such interest or penalties were recognized for the years ended December 31, 2025 and 2024, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value (“NRV”) in accordance with ASC 330, Inventory (“ASC 330”). Cost is determined using the weighted-average method, which approximates actual cost.

The Company evaluates inventory regularly to identify items that are excess, obsolete, or slow-moving, and records valuation adjustments when necessary to reduce the carrying amount to NRV. The determination of net realizable value considers factors such as current and forecasted demand, expected selling prices, production costs, and normal profit margins. Inventory is not carried above amounts expected to be recovered through sale or use.

Recently Issued and Adopted Accounting standard

The Company was not subject to nor did the Company adopt any other new accounting pronouncements during period ended December 31, 2025 that had a material impact on the financial condition, results of operations, or cash flows.

Recently Issued not yet Adopted Accounting Standards

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income- Expense Disaggregation Disclosures (“ASU 2024-03"). ASU 2024-03 requires disclosure of specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information to help financial statement users (a) better understand the Company’s performance, (b) better assess the Company’s prospects for future cash flows, and (c) compare the Company’s performance over time and with that of other entities. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that this guidance will have on its financial statements and related disclosures.

Note 3. Going Concern Considerations

The Company’s financial statements are prepared in accordance with GAAP and includes the assumption of a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses and generated negative cash inflows from operating activities during the reporting periods. As a result, management concludes that there is substantial doubt to continue as a going concern twelve months from the issuance of these statements.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4. Property and Equipment

Property and equipment consisted of the following at December 31, 2025 and 2024:

	Estimated Useful Life	December 31, 2025	December 31, 2024

Medical Equipment	5 years	$1,043,862	$1,043,862

Less: accumulated depreciation		(295,761)	(139,182)
Impairment of property and equipment		(748,101)	-
Total property and equipment, net		$-	$904,680

Depreciation was approximately $156,579 and $139,182 for the year ended December 31, 2025 and for the period from May 30, 2024 (inception) through December 31, 2024, respectively.

During the year ended December 31, 2025, the Company recognized an impairment loss of $748,101 on the laboratory equipment that was acquired May 2024 from Theralink Technologies, Inc. This impairment was triggered by a revenue shortfall that resulted in minimal cash flows generated from the use of the laboratory equipment. The net revenue for the year ended December 31, 2025 was approximately $43,539. The carrying amount of the laboratory equipment was $748,101 and it was determined that the fair value was $0. The impairment loss was measured as the difference between the carrying amount of the asset group and its estimated fair value.

Note 5. Member’s Deficit

The Company operates as a limited liability company without any authorized share capital and has not issued any share units to its Member, as stipulated in its formation documents. Accordingly, there are no outstanding share units as of the balance sheet dates. On May 30, 2024, the Member contributed property and equipment and inventory valued at $1,043,862 and $90,771, respectively, which was recorded as a capital contribution during the comparative period.

During the year ended December 31, 2024, the Member entered into several financing transactions with Theralink Technologies, Inc. (“Theralink”) that culminated in an acquisition of Theralink assets. Pursuant to the Settlement and Release Agreement dated May 1, 2024, the Member acquired certain assets which resulted in the recording of long lived assets of $1.1 million. These assets were contributed to the Company as a capital contribution on May 30, 2024.

During the year ended December 31, 2025, the Member provided funding for various working capital and operational requirements which have been recorded as intercompany payable.

The Member is vested with full authority to manage and control the business and affairs of the Company, including, the power to appoint officers and to take all actions deemed necessary, to carry out the purposes and operations of the Company.

Note 6. Contingencies

From time to time the Company may become subject to threatened and/or asserted claims arising in the ordinary course of our business. Management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material impact on the Company’s financial condition, results of operations or liquidity for the periods presented.

Note 7. Segment Reporting

The Company has determined that it currently operates in a single segment, precision medicine in cancer treatment, currently located in a single geographic location, the United States. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. Since the Company operates in a single segment, the measure of segment total assets and loss from operations is the same as that reported on the accompanying balance sheets as total assets, and the accompanying statement of operations as loss from operations, respectively.

The Company’s chief operating decision maker (“CODM”) is the chief executive officer of the Member. The Company’s CODM reviews and evaluates the total consolidated net loss for purposes of assessing performance, making operating decisions, allocating resources, and planning and forecasting for future periods. In addition to the significant expense categories included within the total net loss presented on the Company’s Statements of Operations, the following table sets forth significant segment expenses:

	For the year ended December 31, 2025	For the period from May 30, 2024 to December 31, 2024

Revenue, net	$43,539	$72,050
Cost of revenue	(402,063)	(311,832)
	(358,524)	(239,782)

Operating expenses
Employee expense	3,768,348	1,193,173
Professional fees	426,853	607,661
Occupancy	260,177	147,482
Insurance	7,594	2,811
Loss on impairment	748,101	-
Other	131,601	49,774
Total operating expenses	5,342,674	2,000,901

Operating loss	(5,701,198)	(2,240,683)

Other income
Interest income	139	-
Total other income	139	-

Net loss	$(5,701,059)	$(2,240,683)

Note 8. Related Party

The Company primarily transacted with its sole related party, the Member, during the periods. At inception, the Member contributed medical equipment and inventory valued at $1,043,862 and $90,771, respectively, as a capital contribution. Additionally, the Company engaged in operational transactions with the Member during the period, including payroll expenses allocated between the Member and the Company, among other items. Accordingly, the Company had an intercompany payables balance of $4,578,815 and $1,744,595 outstanding at December 31, 2025 and 2024, respectively.

Note 9. Subsequent Event

The Company evaluated subsequent events and transactions that occurred after December 31, 2025 through the date the financial statements were issued.

Subsequent to December 31, 2025, Aditxt, Inc. (“Aditxt”) acquired 100% of the outstanding membership interests of Ignite Proteomics LLC (“Ignite”) pursuant to a Securities Purchase Agreement with IMAC Holdings, Inc. (“IMAC”) and certain other equity holders of Ignite. IMAC was the Company’s sole member during the periods presented and Ignite was formerly a wholly owned subsidiary of IMAC.

The acquisition was completed on March 11, 2026, at which time Ignite became a wholly owned subsidiary of Aditxt.

Under the terms of the transaction, Aditxt issued 36,000 shares of its Series A-2 Convertible Preferred Stock, with an aggregate stated value of $36.0 million, as consideration for the equity interests of Ignite.

The financial statements presented herein reflect the historical operations and financial position of Ignite prior to the change in ownership. The accounting for the acquisition and any related purchase accounting adjustments will be reflected in the consolidated financial statements of Aditxt, Inc.

Management evaluated additional events occurring after December 31, 2025 and determined that no other subsequent events requiring recognition or disclosure in the accompanying financial statements had occurred.